Exhibit 99.1
Summary of Quarterly Financial Data (1)

                                                                                                              First Quarter
                                               1999                                 1998                      1999 vs 1998
                                            -----------      -----------------------------------------------  -------------
                                               First           Fourth       Third      Second       First           %
                                              Quarter          Quarter     Quarter     Quarter     Quarter        Change
                                            -----------      ----------- ----------- ----------- -----------  -------------
SELECTED QUARTERLY AVERAGE BALANCEs
(Amounts in thousands)
Total assets............................... $ 1,522,004      $ 1,440,938 $ 1,384,346 $ 1,328,491 $ 1,205,365         26.3%
Total interest-earning assets..............   1,419,779        1,353,495   1,302,282   1,267,959   1,150,798         23.4
Securities, at amortized cost..............     585,317          566,285     544,897     486,610     463,613         26.3
Loans (2)..................................     771,219          733,561     696,343     664,351     643,520         19.8
Interest-bearing deposits..................   1,024,298        1,001,754     990,393     998,798     985,278          4.0
Short-term borrowings......................       6,737            8,022      24,732      18,469      16,162        (58.3)
Long-term borrowings.......................     168,649          109,500      56,086      22,809      21,156        697.2
Total interest-bearing liabilities.........   1,199,684        1,119,276   1,071,211   1,040,076   1,022,596         17.3
Noninterest-bearing deposits...............      30,574           29,060      27,651      29,059      25,854         18.3
Total deposits.............................   1,054,872        1,030,814   1,018,044   1,027,857   1,011,132          4.3
Stockholders' equity....................... $   257,247      $   263,448 $   258,769 $   235,840 $   133,262         93.0%
Common shares outstanding
     Basic.................................      27,888           28,701      28,687      28,792           -            -
     Diluted...............................      27,888           28,701      28,687      28,792           -            -

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans....................... $     2,010      $     3,296 $     3,759 $     3,885 $     2,965%       (32.2)%

Other non-performing assets................         955 /(4)/        589          21          21         299        219.4
                                            -----------      ----------- ----------- ----------- -----------
Total non-performing assets................       2,965            3,885       3,780       3,906       3,264         (9.2)

Allowance for credit losses................       8,730            8,010       7,559       7,350       7,088         23.2
Net loan charge-offs....................... $       101      $       995 $       451 $       174 $        90         12.2%
Total non-performing assets
     as percentage of total assets.........        0.19%            0.26%       0.26%       0.29%       0.25%           -
Total non-performing loans to total loans..        0.26             0.43        0.53        0.57        0.46            -
Net charge-offs to average loans...........        0.01             0.15        0.04        0.03        0.01            -
Allowance for credit losses to total loans.        1.10             1.06        1.06        1.07        1.10            -
Allowance for credit losses
     to non-performing loans...............      434.31%          243.02%     201.10%     189.19%     239.06%           -

                                                                       Average                                 Period-end
                                         Average for Three Months   1999 vs 1998         As of March 31,      1999 vs 1998
                                       ---------------------------                 -------------------------- ------------
                                          1999             1998       % Change         1999           1998         %
                                       -----------     -----------  ------------   -----------    ----------- ------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
Total assets.........................  $ 1,522,004     $ 1,205,365          26.3%  $ 1,591,000    $ 1,323,466        20.2%
Total earning assets.................    1,419,779       1,150,798          23.4     1,491,837      1,270,148        17.5
Securities, at amortized cost........      585,317         463,613          26.3       673,521        485,053        38.9
Loans (2)............................      771,219         643,520          19.8       793,625        647,068        22.6
Interest-bearing deposits............    1,024,298         985,278           4.0     1,034,001      1,103,547        (6.3)
Short-term borrowings................        6,737          16,162         (58.3)       45,446         19,012       139.0
Long-term borrowings.................      168,649          21,156         697.2       200,194         19,798       911.2
Total interest-bearing liabilities...    1,199,684       1,022,596          17.3     1,279,641      1,142,358        12.0
Noninterest-bearing deposits.........       30,574          25,854          18.3        30,993         28,219         9.8
Total deposits.......................    1,054,872       1,011,132           4.3     1,064,994      1,131,766        (5.9)
Stockholders' equity.................      257,247         133,262          93.0       249,256        134,215        85.7
Fair value adjustment included in
      Stockholders' equity...........  $     3,751     $     3,165          18.5%  $     2,495    $     3,328       (25.0)%
Common shares outstanding
     Basic...........................       27,888               -             -        27,241              -           -
     Diluted.........................       27,888               -             -        27,241              -           -
Equity to assets.....................        16.90%          11.06%            -         15.67%         10.14%          -
Risk-weighted capital ratios:
     Tier 1 capital..................            -               -             -         26.08          19.98           -
     Total capital...................            -               -             -         27.29          21.06           -
     Leverage capital................            -               -             -         15.30          10.90           -

EXHIBIT 99.1, (CONT'D.)
SUMMARY OF QUARTERLY FINANCIAL DATA (1)

                                        1999                  1998                               Three Months Ended March 31,
                                     --------- ----------------------------------------------   -----------------------------
                                        First     Fourth    Third      Second         First                                %
                                       Quarter   Quarter   Quarter    Quarter        Quarter      1999       1998     Change
                                     --------- --------- ---------  ---------       ---------   --------  ---------  -------
SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income..................... $  24,941 $  24,269 $  23,627  $  22,942       $  21,264   $ 24,941  $  21,264     17.3%
Interest expense....................    12,877    12,526    12,216     11,695          11,529     12,877     11,529     11.7
                                     --------- --------- ---------  ---------       ---------   --------  ---------
Net interest income.................    12,064    11,743    11,411     11,247           9,735     12,064      9,735     23.9
Provision for credit losses.........       821       995       486        346             257        821        257    219.5
                                     --------- --------- ---------  ---------       ---------   --------  ---------
Net interest income after provision.    11,243    10,748    10,925     10,901           9,478     11,243      9,478     18.6

Net securities gains................       178        38         -        100               -        178          -        -
Other noninterest income............     6,742     2,755     2,350      2,168           1,771      6,742      1,771    280.7
                                     --------- --------- ---------  ---------       ---------   --------  ---------
Total noninterest income............     6,920     2,793     2,350      2,268           1,771      6,920      1,771    290.7
                                     --------- --------- ---------  ---------       ---------   --------  ---------

Salaries and employee benefits......     6,486     4,130     4,115      3,872           3,783      6,486      3,783     71.5
Other noninterest expense...........     4,809     3,694     3,517      9,865           2,970      4,809      2,970     61.9
                                     --------- --------- ---------  ---------       ---------   --------  ---------
Total noninterest expense...........    11,295     7,824     7,632     13,737           6,753     11,295      6,753     67.3
                                     --------- --------- ---------  ---------       ---------   --------  ---------

Income (loss) before income taxes...     6,868     5,717     5,643       (568)          4,496      6,868      4,496     52.8
Income taxes........................     2,363     1,652     1,918       (214)          1,550      2,363      1,550     52.5
                                     --------- --------- ---------  ---------       ---------   --------  ---------
Net income (loss)................... $   4,505 $   4,065 $   3,725  $    (354)/(3)/ $   2,946   $  4,505  $   2,946     52.9%
                                     ========= ========= =========  =========       =========

PER SHARE DATA
(Amounts in thousands)
Net income
     Basic..........................      0.16      0.14      0.13      (0.01)/(3)/         -       0.16          -        -
     Diluted........................      0.16      0.14      0.13      (0.01)/(3)/         -       0.16          -        -
Cash dividends......................      0.04      0.03      0.03          -               -       0.04          -        -
Dividend Payout Ratio...............     24.76%    21.19%    23.11%         -               -          -          -        -
Book Value..........................      9.15      9.19      9.09       8.93               -       9.15          -        -
Market price (NASDAQ: NBCP):
     High...........................     11.13     11.50     14.75     17.06                -      11.13          -        -
     Low............................      9.25      8.38      8.75     14.38                -       9.25          -        -
     Close..........................     10.00     10.50      9.81     14.75                -      10.00          -        -

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets............      1.20%     1.13%     1.08%    (0.11)%/(3)/      0.98%      1.20%      0.98%       -
Return on average equity............      7.10      6.17      5.76     (0.60) /(3)/      8.84       7.10       8.84
Net interest margin.................      3.21      3.26      3.30      3.39             3.23       3.21       3.23        -
As a percentage of average assets:
     Noninterest income.............      1.84      0.78      0.68      0.68             0.59       1.84       0.59        -
     Noninterest expense............      3.01      2.17      2.21      4.14             2.24       3.01       2.24        -
                                     --------- --------- ---------  ---------       ---------   --------  ---------  -------
     Net overhead...................      1.17      1.39      1.53      3.46 /(3)/       1.65       1.17       1.65        -

Efficiency ratio....................     60.06%    53.97%    55.46%   102.40%/(3)/      58.69%     60.06%     58.69%       -

______________________________
(1) The reorganization of Lockport Savings Bank from a mutual savings bank to a stock form of organization was effective April 17, 1998. All amounts prior to this date are reflective of the consolidated financial results of Lockport Savings Bank and subsidiaries.
(2) Net of deferred loan fees and expenses, loan discounts and loans-in-process.
(3) During the second quarter of 1998, Niagara Bancorp, Inc. contributed $3,984,000, net of applicable taxes, to the Lockport Savings Bank Foundation. The following data excludes the effect of this contribution:

          Net Income........................................................        $     3,360
          Basic earnings per share..........................................               0.13
          Diluted earnings per share........................................               0.13
          Return on average assets..........................................               1.09%
          Return on average equity..........................................               6.16%
          As a percentage of average assets:
            Noninterest expense.............................................               2.10%
            Net Overhead....................................................               1.42%
          Efficiency Ratio..................................................              52.08%

(4) Includes $527,000 for a commercial real estate property expected to be sold at its recorded value during the second quarter of 1999.